Exhibit 99.1

News Release Luna Innovations Incorporated 1 Riverside Circle, Suite 400 Roanoke, VA 24016

Luna Reports First Quarter 2013 Financial Results

Company posts net income of $2.8 million following sale of Secure Computing and

Communications group; net loss from continuing operations increased to $1.1 million

(ROANOKE, VA, May 9, 2013) – Luna Innovations Incorporated (NASDAQ: LUNA) today announced its financial results for the first quarter ended March 31, 2013.

Luna recorded net income attributable to common stockholders of $2.8 million, or $0.17 per diluted share, for the first quarter of 2013 compared to a net loss attributable to common stockholders of $0.4 million, or ($0.03) per diluted share in the first quarter of 2012. The net income in the first quarter of 2013 included a net after-tax gain of $4.0 million realized on the sale of the company’s Secure Computing and Communications group (“SCC”) in March. Total revenues from continuing operations decreased to $4.5 million in the first quarter of 2013 compared to $6.7 million in the first quarter of 2012, reflecting a decrease of $1.3 million in the Technology Development segment and a decrease of $0.8 million in the Products and Licensing segment. This decrease in revenue was driven primarily by decreased contract research revenue within our optical systems group and lower sales of telecom related test and measurement equipment. Gross profit decreased to $1.4 million for the first quarter of 2013 compared to $2.7 million for the first quarter of 2012. Luna’s operating expenses remained steady at $3.3 million in the first quarter of 2013, comparable to the first quarter of the prior year. The resulting net loss from continuing operations, which excludes the effects of SCC’s operations prior to its sale and the gain associated with the sale, was $1.1 million for the first quarter of 2013 compared to a net loss from continuing operations of $0.7 million for the first quarter of 2012.

Adjusted EBITDA, a non-GAAP measure, which is earnings before interest, taxes, and non-cash expenses of stock based compensation, depreciation, amortization and warrant expense, and excludes the effects of discontinued operations, declined to ($1.3) million for the first quarter of 2013, as compared to $0.1 million for the first quarter of 2012. With the proceeds from the sale of SCC, our cash and cash equivalents increased to $10.3 million at March 31, 2013 from $7.9 million at March 31, 2012.

LUNA INNOVATIONS INCORPORATED	Luna Q113 Earnings, Page 2

“The sale of SCC during the first quarter added significant liquidity to our balance sheet,” said My Chung, chief executive officer of Luna. “We are now continuing to focus on our two remaining strategic initiatives for future revenue growth — shape sensing for minimally invasive medical applications and fiber optic measurement of strain and temperature for a wide variety of industries. We’re optimistic about developments in the telecommunications industry pointing to investment in upgrading networks, which provides increased opportunity for our technological solutions. At the same time, we’re making great strides with our shape-sensing technology, transitioning toward product integration.”

First Quarter Financial and Business Highlights

•	Total revenues decreased by 32%, from $6.7 million in the first quarter of 2012 to $4.5 million in the first quarter of 2013.

•

Technology development revenues decreased by 33%, to $2.6 million for the first quarter of 2013 from $3.9 million for the first quarter of 2012. Products and licensing revenue decreased by 31%, from $2.7 million in the first quarter of 2012 to $1.9 million in the first quarter of 2013.

•	Gross profit for the first quarter of 2013 decreased to $1.4 million, or 31% of total revenues, from $2.7 million, or 41% of total revenues, for the corresponding period of 2012.

•	Selling, general and administrative expenses decreased by 5% to $2.5 million for the first quarter of 2013 from $2.6 million for the first quarter of 2012.

•	Total operating expenses remained consistent at $3.3 million for the first quarter of 2013 and 2012.

•	Adjusted EBITDA decreased to ($1.3) million in the first quarter 2013 from $0.1 million in the first quarter of 2012.

•

Net income attributable to common stockholders improved to $2.8 million for the first quarter of 2013 compared to a net loss attributable to common stockholders to $0.4 million for the first quarter of 2012.

•	Cash and cash equivalents totaled $10.3 million at March 31, 2013 as compared to $7.9 million at March 31, 2012.

LUNA INNOVATIONS INCORPORATED	Luna Q113 Earnings, Page 3

Non-GAAP Measures

In evaluating the operating performance of its business, Luna’s management excludes certain charges and credits that are required by generally accepted accounting principles (“GAAP”). These non-GAAP results provide useful information to both management and investors by excluding items that the company believes may not be indicative of its operating performance, because either they are unusual and the company does not expect them to recur in the ordinary course of its business or they are unrelated to the ongoing operation of the business in the ordinary course. These non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Conference Call Information

As previously announced, Luna will conduct an investor conference call at 5:00 p.m. (EDT) today to discuss its financial results and business developments for the first quarter of 2013 and expectations for the remainder of 2013. The call can be accessed by dialing 866.515.2907 domestically or 617.399.5121 internationally prior to the start of the call. The participant access code is 23732056. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna website, www.lunainc.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna website for at least 30 days following the conference call.

About Luna:

Luna Innovations Incorporated (www.lunainc.com) is focused on sensing and instrumentation. Luna develops and manufactures new-generation products for the healthcare, telecommunications, energy and defense markets. The company’s products are used to measure, monitor, protect and improve critical processes in the markets it serves.

Forward-Looking Statements:

The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation

LUNA INNOVATIONS INCORPORATED	Luna Q113 Earnings, Page 4

Reform Act of 1995 that involve risks and uncertainties. These statements include our expectations regarding the demand for the company’s fiber optic equipment and technologies and the company’s technical capabilities. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of the company may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for the company’s products and services to meet expectations, technological challenges and those risks and uncertainties set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission. Such filings are available at the SEC’s website at www.sec.gov and at the company’s website at www.lunainc.com. The statements made in this release are based on information available to the company as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

LUNA INNOVATIONS INCORPORATED	Luna Q113 Earnings, Page 5

Luna Innovations Incorporated

Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2013	2012
	(Unaudited)	(Unaudited)

Revenues:
Technology development	$2,627,241	$3,942,700
Products and licensing	1,869,676	2,713,814

Total	4,496,917	6,656,514

Cost of revenues:
Technology development costs	2,184,914	2,699,197
Products and licensing costs	919,482	1,247,494

Total	3,104,396	3,946,691

Gross Profit	1,392,521	2,709,823

Operating expense:
Selling, general and administrative	2,511,884	2,646,782
Research, development, and engineering	837,256	694,972

Total	3,349,140	3,341,754

Operating loss	(1,956,619)	(631,931)

Other income/(expense)
Other income, net	71,234	23,265
Interest (expense)	(58,179)	(79,658)

Total	13,055	(56,393)

Loss before income taxes	(1,943,564)	(688,324)

Income tax expense	(795,200)	4,421

Loss from continuing operations	(1,148,364)	(692,745)
Income from discontinued operations, net of income taxes	3,933,961	357,997

Net income/(loss)	2,785,597	(334,748)

Preferred stock dividend	23,629	34,096

Net income/(loss) attributable to common stockholders	$2,761,968	$(368,844)

Net loss per share from continuing operations:
Basic	$(0.08)	$(0.05)
Diluted	$(0.08)	$(0.05)
Net income per share from discontinued operations:
Basic	$0.28	$0.03
Diluted	$0.24	$0.02
Net income/(loss) per share attributable to common stockholders:
Basic	$0.20	$(0.03)
Diluted	$0.17	$(0.03)

Weighted average common shares and common equivalent shares outstanding
Basic	14,011,814	13,850,667
Diluted	16,615,574	16,322,294

LUNA INNOVATIONS INCORPORATED	Luna Q113 Earnings, Page 6

Luna Innovations Incorporated

Condensed Consolidated Balance Sheets

	March 31, 2013	December 31, 2012
	(Unaudited)

Assets
Current assets
Cash and cash equivalents	$10,266,998	$6,340,461
Accounts receivable, net	5,625,212	7,059,635
Inventory, net	3,521,920	3,336,916
Prepaid expenses	646,960	667,773
Other current assets	70,208	35,629

Total current assets	20,131,298	17,440,414

Property and equipment, net	2,268,109	2,426,638
Intangible assets, net	358,963	437,839
Other assets	99,085	152,877

Total assets	$22,857,455	$20,457,768

Liabilities and stockholders’ equity
Liabilities
Current Liabilities
Current portion of long term debt obligation	$1,625,000	$1,500,000
Current portion of capital lease obligation	54,906	54,091
Accounts payable	1,562,304	1,797,571
Accrued liabilities	2,803,982	2,747,175
Deferred credits	573,395	832,822

Total current liabilities	6,619,587	6,931,659

Long-term debt obligation	1,750,000	2,125,000
Long-term lease obligation	114,881	128,917

Total liabilities	8,484,468	9,185,576

Commitments and contingencies
Stockholders’ equity:
Preferred stock	1,322	1,322
Common stock	14,269	14,245
Additional paid-in capital	61,700,308	61,361,505
Accumulated deficit	(47,342,912)	(50,104,880)

Total stockholders’ equity	14,372,987	11,272,192

Total liabilities and stockholders’ equity	$22,857,455	$20,457,768

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Luna Innovations Incorporated

Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2013	2012
	(Unaudited)	(Unaudited)

Cash flows(used in)/provided by operating activities
Net income/(loss)	$2,785,597	$(334,748)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	228,267	284,101
Share-based compensation	313,516	454,584
Warrant expense	—	11,886
Gain on sale, net of income taxes	(4,029,210)	—
Tax benefit from utilization of net operating loss carryforward	(861,071)	—
Change in assets and liabilities:
Accounts receivable	2,039,952	(866,444)
Inventory	(185,004)	57,389
Other current assets	(127,333)	139,670
Other assets	53,792	18,791
Accounts payable and accrued expenses	(231,431)	(60,923)
Deferred credits	(259,427)	(250,631)

Net cash used in operating activities	(272,352)	(546,325)

Cash flows (used in)/provided by investing activities
Acquisition of property and equipment	(50,255)	(104,719)
Intangible property costs	(11,777)	(48,246)
Proceeds from sale of discontinued operations, net of fees	4,522,460	—

Net cash provided by/(used in) investing activities	4,460,428	(152,965)

Cash flows used in financing activities

Payments on capital lease obligations	(13,221)	(12,453)
Payment of debt obligations	(250,000)	(375,000)
Proceeds from exercise of options and warrants	1,682	26,979

Net cash used in financing activities	(261,539)	(360,474)

Net change in cash	3,926,537	(1,059,764)
Cash and cash equivalents, beginning of period	6,340,461	8,939,127

Cash and cash equivalents, end of period	$10,266,998	$7,879,363

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Luna Innovations Incorporated

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2013	2012
	(Unaudited)	(Unaudited)

Net income/ (loss)	$2,785,597	$(334,748)
Less income from discontinued operations, net of income taxes	3,933,961	357,997

Loss from continuing operations	(1,148,364)	(692,745)
Interest expense	58,179	79,658
Tax (benefit)/expense	(795,200)	4,421
Depreciation and amortization	228,267	284,101

EBITDA	(1,657,118)	(324,565)

Share-based compensation	313,516	454,584
Warrant expense	—	11,886

Adjusted EBITDA	$(1,343,602)	$141,905

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Investor Contact:

Dale Messick, CFO

Luna Innovations Incorporated

Phone:1.540.769.8400

Email: IR@lunainc.com